Exhibit 99.1
REALOGY ANNOUNCES AGREEMENT TO BE ACQUIRED BY APOLLO
MANAGEMENT IN $9.0 BILLION ALL-CASH TRANSACTION
REALOGY STOCKHOLDERS TO RECEIVE $30.00 PER SHARE
NEW YORK (Dec. 17, 2006) — Realogy Corporation (NYSE: H), the world’s largest real estate franchisor, today announced that it has entered into a definitive agreement for the Company to be acquired by an affiliate of Apollo Management, L.P., a leading private equity firm, in a transaction valued at approximately $9.0 billion, including the assumption or repayment of approximately $1.6 billion of net indebtedness and legacy contingent and other liabilities of approximately $750 million.
Under the terms of the agreement, Realogy stockholders would receive $30.00 per share in cash at closing, representing a premium of 18 percent over Friday’s market closing price of $25.50 and a premium of 26 percent over Realogy’s average closing share price since its spin-off from Cendant Corporation on August 1, 2006. In addition, the total transaction value represents a multiple of approximately 11 times the mid-point of the Company’s previously released 2006 EBITDA guidance before restructuring and spin-off-related costs, and approximately 12 times the consensus Wall Street estimate of 2007 Company EBITDA.
On the unanimous recommendation of a special committee of the Board of Directors comprised entirely of independent and disinterested directors, the Board of Directors of Realogy approved the agreement and recommended that Realogy’s stockholders adopt the agreement.
“After careful consideration, our board of directors has concluded that this transaction is in the best interests of Realogy and our stockholders,” Chairman and Chief Executive Officer Henry R. Silverman said. “It will enable stockholders to realize the value of Realogy’s fundamentally strong businesses. At the same time, the valuation takes into account the substantial pressures and uncertainties facing the residential real estate markets that may well continue for some time. Realogy will benefit from ownership by an investor committed to building further on the solid foundation provided by the Company’s leading market positions and to developing long-term opportunities for growth.”
Commenting on the transaction, Marc Becker, partner at Apollo, said, “Realogy’s powerful real estate brands and their long heritage of leadership in the industry serve as a strong platform for future growth and we are pleased to again have it as part of our investment portfolio. We are committed to working with Realogy’s talented senior management team and dedicated employees to invest in the business and position it for long-term growth and success.”

“We are excited about the opportunity to grow our company in partnership with Apollo,” said Vice Chairman and President Richard A. Smith. “Apollo’s interest in our company is a clear recognition of the attractiveness of Realogy, our businesses and the success we have achieved. Apollo has a strong track record of growing businesses. Under its ownership, Realogy’s strong and highly competitive franchising, brokerage, relocation and title services businesses will be able to continue moving forward, executing our current business plans and developing new opportunities for growth.”
Pursuant to existing contractual arrangements, it is expected that Mr. Silverman will continue to serve as Chairman and CEO until the expiration of his current employment agreement on December 31, 2007, at which time it is expected that he will be succeeded as CEO by Mr. Smith. Mr. Silverman and the Company have agreed that he will not be an equity participant with Apollo in the acquisition, and will receive the same per share consideration for his shares and in-the-money options as other stockholders and optionholders under the merger agreement. As with all other optionholders, all of Mr. Silverman’s out-of-the-money options will be cancelled. No discussions have been held with other members of senior management regarding management participation in the transaction, but it is anticipated that the senior management team will remain with the Company following the transaction’s closing.
There is no financing condition to the obligations of Apollo to consummate the transaction, and Apollo has already secured commitments from JPMorgan, Credit Suisse and Bear Stearns to provide the debt financing for this cash transaction. In addition, Apollo has committed to provide $2.0 billion of equity to complete the transaction.
The agreement is subject to the affirmative vote of the holders of a majority of the outstanding shares of Realogy, antitrust and insurance approvals, and other customary closing conditions. Realogy and Apollo currently anticipate consummating the transaction in the spring of 2007. Upon the closing of the transaction, shares of Realogy common stock would no longer be listed on the New York Stock Exchange (NYSE).
Under the terms of the agreement, Realogy may solicit alternative proposals from third parties until February 14, 2007 and intends to consider any such proposals through its special committee and with the assistance of its independent advisors. In addition, Realogy may, at any time, subject to the terms of the merger agreement, respond to unsolicited proposals. If the Company accepts a superior proposal, a break-up fee would be payable by the Company to Apollo.
Realogy advises that there can be no assurance that the solicitation of superior proposals will result in an alternative transaction.
Substantially all of the Company’s Floating Rate Senior Notes due 2009, 6.150% Senior Notes due 2011 and 6.500% Senior Notes due 2016 will be either assumed or repaid. The transaction, however, does not require the consent of any bondholders. In the event that Realogy’s credit rating falls below investment grade and a change of control has occurred, the Company would be required to offer to repurchase these Notes at 100% of face value following the closing.
Realogy has received a written legal opinion that the transaction with Apollo will not impact the tax-free nature of the Company’s spin-off from Cendant Corporation. Realogy became a publicly traded real estate services company listed on the NYSE and a member of the S&P 500 on August 1, 2006, after completing its spin-off from Cendant Corporation. Previously, Realogy’s business units and brands operated as part of the Cendant Real Estate Services Division.
In connection with the transaction, Evercore Partners served as financial advisor to Realogy; and Skadden, Arps, Slate, Meagher & Flom served as its legal counsel. JPMorgan and Credit Suisse served as financial advisors to Apollo; and Wachtell, Lipton, Rosen & Katz served as its legal counsel. JPMorgan, Credit Suisse and Bear Stearns are providing Apollo with debt financing.
About Realogy Corporation
Realogy Corporation (NYSE: H), the world’s leading real estate franchisor and a member of the S&P 500, has a diversified business model that also includes real estate brokerage, relocation and title services. Realogy’s world-renowned brands and business units include CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, ERA®, Sotheby’s International Realty®, NRT Incorporated, Cartus and Title Resource Group. Headquartered in Parsippany, N.J., Realogy (http://www.realogy.com) has more than 15,000 employees worldwide.
About Apollo Management, L.P.
Apollo, founded in 1990, is a recognized leader in private equity, debt and capital markets investing. Since its inception, Apollo has successfully invested over $16 billion in companies representing a wide variety of industries, both in the U.S. and internationally. Apollo is currently investing its sixth private equity fund, Apollo Investment Fund VI, L.P., which along with related co-investment entities, represents approximately $12 billion of committed capital.
Forward-Looking Statements
Certain statements in this press release, including but not limited to those relating to the proposed transaction with Apollo, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. Various factors that could cause actual results to differ materially from those expressed in such forward-looking statements include but are not limited to risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain Realogy’s stockholder approval, the inability to obtain, or meet specific conditions imposed for applicable regulatory approvals relating to the transaction, the failure of either party to meet the closing conditions set forth in the merger agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the Company in reports filed with the Securities and Exchange Commission.
In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Realogy’s filings with the Securities and Exchange Commission (the “SEC”), including Realogy’s Information Statement dated July 13, 2006, its Quarterly Report on Form 10-Q for the three months ended June 30, 2006 and its Quarterly Report on Form 10-Q for the three months ended September 30, 2006, under headings such as “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for Realogy’s ongoing obligations to disclose material information under the federal securities laws, Realogy undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
Additional Information and Where to Find It
In connection with the proposed transaction, Realogy will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Realogy Corporation at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free by directing such request to Realogy Investor Relations, telephone: (973) 407-2710 or on the Company’s Web site at http://www.realogy.com/investor_relations.
Participants in the Solicitation
Realogy and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers is included in Realogy’s Information Statement dated July 13, 2006, and information concerning all of Realogy’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s Web site at http://www.sec.gov and from Realogy Investor Relations, telephone: (973) 407-2710 or on the Company’s Web site at http://www.realogy.com/investor_relations.
Realogy Media Contacts:
Michael Gross
Robinson Lerer & Montgomery
(646) 805-2003
mgross@rlmnet.com
Mark Panus
(973) 407-7215
mark.panus@realogy.com
Realogy Investor Relations Contact:
Henry A. Diamond
(973) 407-2710
henry.diamond@realogy.com
Apollo Management Media Contacts:
Anna Cordasco/Jonathan Gasthalter
Sard Verbinnen & Co
(212) 687- 8080
jgasthalter@sardverb.com

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